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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) June 7, 1999




                              AgriBioTech, Inc.

               (Exact name of issuer as specified in its charter)

           Nevada                      0-19352                  85-0325742
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)


              120 Corporate Park Drive, Henderson, Nevada (89014)
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (702)566-2440

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Item 5. Other Events

     On June 7, 1999, AgriBioTech, Inc. ("ABT" or the "Company") issued 4,276,850 shares of common stock at approximately $6.55 per share totaling $28 million to The State of Wisconsin Investment Board ("SWIB"). As provided in the Securities Purchase Agreement dated as of June 4, 1999, the issuance price was the average of the Company's closing price per share for the 10 trading days from May 21, 1999 through June 4, 1999. The proceeds from the issuance of common stock to SWIB were used by the Company to reduce the outstanding indebtedness under its revolving credit facility and repay the $10 million bridge loan the Company recently received from Richard Budd, the Company's CEO, and his family. The Company had used this bridge loan and credit available under its revolving credit facility to redeem, on May 28,1999, its outstanding subordinated convertible debentures at a price, including accrued interest, of approximately $27.6 million.

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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         AGRIBIOTECH, INC.



Date:  June 9, 1999                      By:  /s/ Randy Ingram
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                                              Randy Ingram, Co-President and CFO